Exhibit 10.6

                              EMPLOYMENT AGREEMENT

      THIS EMPLOYMENT AGREEMENT is made as of the 5th day of March, 2004, (this "Agreement") by and among COATES MOTORCYCLE COMPANY, LTD. (the "Company"), with its principal offices located Central Avenue, Building 3, Farmingdale, New Jersey 07727 and GREGORY G. COATES (the "Executive") with address at 600 State Highway Route 71, Apartment No. 1, Spring Lake, New Jersey 07762-2001.

                                   WITNESSETH:

      WHEREAS, in recognition of Executive's significant contribution to the creation of shareholder value and leadership during his tenure as President of the Company during its early development and research of the Coates heavy cruiser motorcycle product, the independent directors of the Board of Directors of the Company (the "Committee") wish to obtain his commitment to serve as President of the Company for the next three years; and

      WHEREAS, the Committee has determined to offer Executive the benefits described in this Agreement to provide an incentive to encourage Executive to remain in the employ of the Company so that the Company may receive his continued dedication and assure the continued availability of his advice and counsel and to assure that he will not provide services for a competing business in accordance with the terms hereof; and

      WHEREAS, Executive has agreed to serve the Company pursuant to the terms and conditions hereinafter set forth.

      NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

      1. Position/Duties. The Company hereby agrees to employ the Executive and the Executive agrees to serve the Company as President. The Executive shall have the normal duties, responsibilities and authority of the President of the Company on terms no less favorable to Executive than his present conditions of employment. The Executive shall devote so much of his time and attention as is necessary to the business of the Company. The Executive agrees to give his best efforts in the performance of those duties commensurate with such position and his experience. Such employment shall continue until terminated in accordance with Paragraph 3 hereof.

      2. Compensation and Perquisites.

      A. During Employment. The Company shall provide to the Executive and the Executive shall receive the compensation and perquisites set forth below:

      (a) A base annual minimum salary of One Hundred Fifty Thousand ($150,000.00), paid in fifty-two (52) equally weekly installments, (together with a bonus, if any, declared in accordance with any incentive or bonus plan which may be implemented by the Company at the discretion of the Board of Directors of the Company;

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      (b) Health, dental, medical, optical,  hospitalization,  401K plan, profit sharing, life insurance and long term disability insurance coverage, as the same may be from time to time adopted by the Company;

      (c)  Annual  merit  review  and  increase  in   conformity   with  Company
guidelines;

      (d)   Reimbursement   for  costs   associated  with  travel,   meals,  and
entertainment;

      (e) Paid vacation for a minimum of four (4) weeks per year.

      (f) The cost of acquiring, servicing and maintaining an automobile commensurate with the Executive's current automobile;

      (g) Automobile insurance;

      (h) Liability insurance; and

      (i) Telephone, pager, computer, fax machine and other means of

      3. Termination of Employment

            I. By the Company.

            The Company shall have the right to terminate the employment of the Executive only by reason of the following events or circumstances (each a "Terminating Event"):

      (a) The Executive's death;

      (b) The inability of the Executive to perform the primary duties of his position due to sickness or injury, which requires continuing care of a physician or the inability of the Executive to discharge his responsibilities due to limitations on the amount of time he may devote to his employment because of sickness or injury if such disability shall continue for a period of one (1) continuous year. The Company shall be entitled to select a physician of its choice to verify the condition of the Executive. Should the physician who has been selected by the Company and the Executive's treating physician disagree as to whether the Executive is disabled, a third physician shall be selected by agreement of the parties. The determination of any two (2) of the three (3) physicians selected pursuant to this paragraph shall bind the parties. All costs and expenses connected with the determination of disability under this Agreement shall be borne by the Company;

      (c) The conviction of the Executive for a crime that either (i) was against the Company (ii) is premised upon alleged fraud or misconduct or (iii) results in a sentence and actual detention of the Executive in a prison or other correctional facility for a period in excess of three hundred and sixty-five
(365) consecutive days; or

      (d) A material breach of this Agreement by the Executive.

            II. By the Executive.

      The Executive shall have the right to terminate his employment with the Company at any time, subject to the following conditions: the Executive shall give the Company nine month's advance written notice. During the ensuing nine
(9) month period the Executive shall comply with the items and provisions of this Agreement in return for which the Executive shall, for that nine (9) month period, continue to receive compensation pursuant to paragraph 2A.

      4. Effect of Termination. Termination of the Executive by the Company for any reason, even cause, except pursuant to Paragraph 3.I.(c) shall require the Company to continue to pay to the Executive the then existing compensation of the Executive as set forth in paragraph 2 for a period of two (2) years from the date of termination by the Company.

      5. Non-competition. Executive acknowledges that he performs services of a unique nature for the Company that are irreplaceable, and that his performance of such services to a competing business will result in irreparable harm to the Company. Accordingly, during Executive's employment hereunder, and continuing for the period during which Executive remains a "control person" as that term is defined under U.S securities laws or while rendering any services to the Company, its subsidiaries or affiliates that may follow any termination hereof (the "Restricted Period"), Executive agrees that Executive will not, directly or indirectly, own, manage, operate, control, be employed by (whether as an employee, consultant, independent contractor or otherwise, and whether or not for compensation) or render services to any person, firm, corporation or other entity, in whatever form, engaged in any business of the same type as any business in which the Company or any of\ its subsidiaries or affiliates is engaged on the date of termination or in which they have proposed, on or prior to such date, to be engaged in on or after such date and in which Executive has been involved to any extent (other than DE INIMIS) at any time during the 12 -month period ending with the date of termination of employment or termination of Mr. Coates' services following any termination hereof , in any locale of any country in which the Company conducts business. This shall not prevent Executive from owning not more than one percent of the total shares of all classes of stock outstanding of any publicly held entity engaged in such business, nor will it restrict Executive from rendering services to charitable organizations, as such term is defined in Section 501(c) of the Code.

      6. Non-Solicitation.

      During Executive's employment with the Company and continuing throughout the Restricted Period, Executive agrees that he will not, directly or indirectly, individually or on behalf of any other person, firm, corporation or other entity, knowingly solicit, aid or induce (a) any managerial level employee of the Company or any of its subsidiaries or affiliates to leave such employment in order to accept employment with or render services to or with any other person, firm, corporation or other entity unaffiliated with the Company or knowingly take any action to materially assist or aid any other person, firm, corporation or other entity in identifying or hiring any such employee or (b) any customer of the Company or any of its subsidiaries or affiliates to purchase goods or services then sold by the Company or any of its subsidiaries or affiliates from another person, firm, corporation or other entity or assist or aid any other persons or entity in identifying or soliciting any such customer.

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      7. Confidential Information.

      Executive agrees that he shall not, directly or indirectly, use, make available, sell, disclose or otherwise communicate to any person, other than in the course of Executive's assigned duties and for the benefit of the Company, either during the period of Executive's employment or at any time thereafter, any nonpublic, proprietary or confidential information, knowledge or data relating to the Company, any of its subsidiaries, affiliated companies or businesses, which shall have been obtained by Executive during Executive's employment by the Company. The foregoing shall not apply to information that (i) was known to the public prior to its disclosure to Executive; (ii) becomes known to the public subsequent to disclosure to Executive through no wrongful act of Executive or any representative of Executive; or (iii) Executive is required to disclose by applicable law, regulation or legal process (provided that Executive provides the Company with prior notice of the contemplated disclosure and reasonably cooperates with the Company at its expense in seeking a protective order or other appropriate protection of such information). Notwithstanding clauses (i) and (ii) of the preceding sentence, Executive's obligation to maintain such disclosed information in confidence shall not terminate where only portions of the information are in the public domain.

      8. Notice. All notices, requests, demands, instructions, consents or other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if an when (a) delivered personally, (b) transmitted by prepaid, confirmed, telegram, telex or facsimile,
(c) mailed by first class certified mail, return receipt requested, postage prepaid, or (d) sent by a nationally recognized express courier service, postage or delivery charges prepaid, and receipt confirmed, to the parties at the addresses first stated above, or to such other addresses of which the parties may give notice in accordance herewith, except that notices of change of address shall be effective only upon receipt.

      9. Assignment; Binding Agreement. The Executive may not assign this Agreement or his rights, duties or obligations hereunder. The Company may not assign this Agreement or any of its rights hereunder without the prior written consent of the Executive which will not be unreasonably withheld. This Agreement is binding upon and shall inure to the benefit of the Executive, the Company, and their respective successors and assigns.

      10. Entire Agreement; Modification. This Agreement represents the entire understanding of the parties with respect to the subject matter hereof. This Agreement may not be amended, modified or supplemented at any time whatsoever unless such amendment, modification or supplementation is reduced to writing and executed by all of the parties hereto.

      11. No Waiver. Except as otherwise expressly provided herein, no failure to exercise, delay in exercising or single or partial exercise of any right, power or remedy by any party hereto shall constitute a waiver thereof or shall preclude any other or further exercise of the same or any other right, power or remedy.

      12. Validity. The invalidity or unenforceability of any provision or provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

      13. Governing Law. This Agreement is made under, and shall be construed and enforced in accordance with, the laws of the State of New Jersey. The parties hereto irrevocably consent to the exclusive jurisdiction of the state and federal courts located in the Sate of New Jersey in any action to which they are parties, whether arising hereunder or otherwise.

      IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals, or caused these presents to be properly executed by their proper corporate officers the date and year first above written.


WITNESS                             EXECUTIVE

                                    /s/ Gregory G. Coates
--------------------------          --------------------------------------
                                    Gregory G. Coates

ATTEST:                             COATES MOTORCYCLE COMPANY, LTD.


                                    By: /s/ Robert G. McLean
--------------------------              ----------------------------------
                                        Robert G. McLean, Independent Director


ATTEST:

                                    By: /s/ Jeffrey L. England
--------------------------              ----------------------------------
                                        Jeffrey L. England, Independent Director


ATTEST:

                                    By: /s/ John Fager
--------------------------              -----------------------------------
                                        John Fager, Independent Director


COATES GREG EMPLOYMENT AGREEMENT - CMC 02-23